UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________________
FORM 8-K
_________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

December 30, 2019
Date of Report (Date of earliest event reported)

Evolent Health, Inc.
(Exact name of registrant as specified in its charter)
_________________________

Delaware		001-37415						32-0454912
(State or other jurisdiction of incorporation or organization)		Commission File Number:						(I.R.S. Employer Identification No.)

800 N. Glebe Road	,	Suite 500	,	Arlington	,	Virginia	,	22203
(Address of principal executive offices)(zip code)

(571) 389-6000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report.)
_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock of Evolent Health, Inc., par value $0.01 per share	EVH	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Amended Asset Purchase Agreement

On December 30, 2019, University Health Care, Inc., d/b/a Passport Health Plan (“Passport”), Passport Health Solutions, LLC, a subsidiary of Passport (“PHS I”), Evolent Health, Inc. (the “Company”) and Justify Holdings, Inc., a subsidiary of the Company (“Buyer”), entered into an amendment (the “Amendment”) to that certain Asset Purchase Agreement, dated May 28, 2019 (the “Asset Purchase Agreement” and as amended by the Amendment, the “Amended Asset Purchase Agreement”).

The Amendment amended the Asset Purchase Agreement to provide for, amongst other things, the delayed transfer to Buyer of the dual eligible special needs business of Passport (the “D-SNP Business”) until such time as Buyer is certified as a Medicare Advantage Organization, at which point, subject to the satisfaction of certain other conditions, the D-SNP Business will be transferred to Buyer for no additional consideration. Until the transfer of the D-SNP Business, Buyer will administer and assume the financial risk of the D-SNP Business. In addition, the Amendment provides for the delayed transfer to Buyer of certain owned real property and related assets of PHS I until such time as the owned real property and related assets may be transferred to Buyer free and clear of any encumbrances. In connection with such delayed transfer, a portion of the purchase price attributable to the owned real property and related assets in an amount of approximately $16.2 million will be placed into escrow and will be paid to Passport and PHS I upon transfer of the owned real property and related assets.

Passport has been one of the Company’s largest partners, representing 16.4% and 17.5% of the Company’s total revenue, respectively, and 2.8% and 6.9% of the Company’s accounts receivable as of September 30, 2019, and December 31, 2018, respectively.

The foregoing description of the Amendment, the Amended Asset Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the full text of the Amendment, which is filed herewith as Exhibit 2.1 and is incorporated herein by reference, and the Asset Purchase Agreement, which was previously filed as Exhibit 2.4 to the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission by the Company on August 9, 2019, and, as amended by the Amendment, and is incorporated herein by reference.

Credit Agreement, Security Agreement and Guarantee Agreement

On December 30, 2019, the Company entered into a Credit Agreement, by and among the Company, Evolent Health LLC, as the borrower (the “Borrower”), certain subsidiaries of the Company, as guarantors, the lenders from time to time party thereto, and Ares Capital Corporation, as administrative agent and collateral agent, (the “Credit Agreement”), pursuant to which the lenders agreed to extend credit to the Borrower in the form of (i) an initial term loan in the aggregate principal amount of $75.0 million (the “Initial Term Loan Facility”) and (ii) a delayed draw term loan facility in the aggregate principal amount of up to $50.0 million (the “DDTL Facility” and, together with the Initial Term Loan Facility, the “Senior Credit Facilities”), subject to the satisfaction of specified conditions. The Borrower borrowed the loan under the Initial Term Loan Facility on December 30, 2019 (the “Initial Term Loan”). In connection with the Credit Agreement, on December 30, 2019, the Company entered into a Security Agreement, by and among the Company, the Borrower, the other guarantors and the collateral agent for the benefit of the secured parties, and a Guarantee Agreement, by the Company and each of the other guarantors in favor of the collateral agent for the benefit of the secured parties.

     Use of Proceeds. The proceeds of the Initial Term Loan may be used to fund ongoing working capital needs and other growth capital expenditure investments, and to finance the transactions contemplated by the Amended Asset Purchase Agreement and fund fees and expenses incurred in connection with the transactions contemplated thereby. The proceeds of the DDTL Facility may be used to finance the repayment or repurchase of the Company’s 2.00% Convertible Senior Notes due December 1, 2021 (the “2021 Notes”) and to fund permitted acquisitions.

Maturity. The Initial Term Loan and any loans under the DDTL Facility will mature on the date that is the earliest of (a) December 30, 2024, (b) the date on which all amounts outstanding under the Credit Agreement have been declared or have automatically become due and payable under the terms of the Credit Agreement and (c) the date that is ninety-one (91) days prior to the maturity date of the 2021 Convertible Notes unless certain liquidity conditions are satisfied (the foregoing, the “Maturity Date”).

     Interest and Fees. The interest rate for each loan under the Senior Credit Facilities is calculated, at the option of the Borrower, at either the eurodollar rate plus 8.00%, or the base rate plus 7.00%. A commitment fee of 1.00% per annum is payable by the Borrower quarterly in arrears on the unused portion of the DDTL Facility.

Prepayment. Amounts outstanding under the Senior Credit Facility may be prepaid at the option of the Company subject to applicable premiums, including a make-whole premium payable on certain prepayments made prior to the second anniversary of the closing of the Senior Credit Facilities, and a call protection premium payable on the amount prepaid in certain instances as follows: (1) 4.00% of the principal amount so prepaid after the second anniversary of the closing of the Senior Credit Facilities but prior the third anniversary of the closing of the Senior Credit Facilities; (2) 3.00% of the principal amount so prepaid after the third anniversary of the closing of the Senior Credit Facilities but prior the fourth anniversary of the closing of the Senior Credit Facilities; and (3) 2.00% of the principal amount so prepaid after the fourth anniversary of the closing of the Senior Credit Facilities but prior the fifth anniversary of the closing of the Senior Credit Facilities. Amounts outstanding under the Senior Credit Facility are subject to mandatory prepayment upon the occurrence of certain events and conditions, including non-ordinary course asset dispositions, receipt of certain casualty proceeds, issuances of certain debt obligations and a change of control transaction.

Guarantees and Collateral. The Senior Credit Facilities are guaranteed by the Company and the Company’s domestic subsidiaries, subject to certain exceptions. The Senior Credit Facilities are secured by a first priority security interest in all of the capital stock of the borrower and each guarantor (other than the Company) and substantially all of the assets of the borrower and each guarantor, subject to certain exceptions.

Covenants and Other Provisions. The Senior Credit Facilities contain customary borrowing conditions, affirmative, negative and reporting covenants, representations and warranties, and events of default, including cross-defaults to other material indebtedness. In addition, the Company is required to comply at certain times with certain financial covenants comprised of a minimum net revenue test and a minimum liquidity test commencing upon closing of the Senior Credit Facilities and a total secured leverage ratio commencing on the last day of the fiscal quarter ending March 31, 2021. If an event of default occurs, the lenders would be entitled to take enforcement action, including foreclosure on collateral and acceleration of amounts owed under the Senior Credit Facilities.

The foregoing summary of the terms of the Credit Agreement, the Security Agreement and the Guarantee Agreement do not purport to be complete descriptions and are subject to, and qualified in their entirety by, the full text of the Credit Agreement, the Security Agreement and the Guarantee Agreement, as applicable, which are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and incorporated herein by reference.

Warrants

On December 30, 2019, the Company entered into Warrant Agreements (each, a “Warrant Agreement”) with Ares Capital Corporation and certain of its affiliates (the “Warrant Holders”) pursuant to which the Company issued warrants (the “Warrants”) to the Warrant Holders to purchase up to 1,513,786 shares of the Company’s Class A common stock. The Warrants are exercisable immediately and have an exercise price of $8.05 per share (the “Exercise Price”), payable in cash or pursuant to a cashless exercise. The Warrants are exercisable at any time and from time to time until thirty days after the Maturity Date.

The number of shares of Class A common stock issuable upon exercise of the Warrants and/or the Exercise Price adjusts for dividends, subdivisions or combinations of the Company’s Class A common stock; reorganization, reclassification, consolidation or merger. The Company has the option to pay the Warrant Holders cash in an amount determined based on the fair market value of the Class A common stock for the Warrant Shares (as set forth in the Warrant Agreements) in lieu of delivering Warrant Shares.

The foregoing description of the Warrant Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Warrant Agreement attached hereto as Exhibit 10.4, and incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On December 30, 2019, the Company consummated the transactions contemplated by the Amended Asset Purchase Agreement and acquired substantially all of the assets of Passport related to its Medicaid business for $70.0 million in cash (a portion of which was placed into escrow as discussed above) and the issuance of a 30% equity interest in Buyer to the current owners of Passport. The consideration was determined on an arms-length basis, taking into account market-based comparable transactions.

The information regarding the Amended Asset Purchase Agreement set forth in Item 1.01 above is incorporated by reference into this Item 2.01.

Item 3.02. Unregistered Sales of Equity Securities.
The information regarding the Warrants set forth in Item 1.01 above is incorporated by reference into this Item 3.02.

Item 8.01. Other Events.
As of December 27, 2019, all Class B common units of Evolent Health, LLC (together with an equivalent number of Class B Shares of the Company), had been exchanged for Class A Shares of the Company and the Company owned 100% of the voting and economic interests in Evolent Health, LLC.
Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended (the “PSLRA”), including, but not limited to, statements regarding purchase and transfer of the D-SNP Business and certain owned real property and related assets of PHS I. The Company claims the protection afforded by the safe harbor for forward-looking statements provided by the PSLRA. Actual events or results may differ materially from those contained in these forward-looking statements. The Company disclaims any obligation to update any forward-looking statements contained herein to reflect events or circumstances that occur after the date hereof.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Pursuant to Item 9.01(a)(4) of Form 8-K, the financial statements otherwise required to be filed herewith will be filed by an amendment hereto within 71 calendar days after the date on which this Current Report must have been filed.

(b)	Pro Forma Financial Information.

Pursuant to Items 9.01(a)(4) and 9.01(b)(2) of Form 8-K, the pro forma financial information otherwise required to be filed herewith will be filed by an amendment hereto within 71 calendar days after the date on which this Current Report must have been filed.

(d)    Exhibits.

Exhibit No.	Description
2.1*
First Amendment to Asset Purchase Agreement, dated as of December 30, 2019, by and among University Health Care, Inc., d/b/a Passport Health Plan, Passport Health Solutions, LLC, Justify Holdings, Inc., and Evolent Health, Inc.

2.4*
Asset Purchase Agreement, dated as of December 30, 2019, by and among University Health Care, Inc., d/b/a Passport Health Plan, Passport Health Solutions, LLC, Justify Holdings, Inc., and Evolent Health, Inc. Previously filed as Exhibit 2.4 to the Company’s Quarterly Report on Form 10-Q filed on August 9, 2019.

10.1
Credit Agreement, by and among Evolent Health, Inc., Evolent Health LLC, certain subsidiaries of Evolent Health, Inc, as guarantors, the lenders from time to time party thereto, and Ares Capital Corporation, as administrative agent and collateral agent, dated December 30, 2019

10.2	Security Agreement, by and among Evolent Health, Inc., Evolent Health LLC, the other guarantors and the collateral agent for the benefit of the secured parties, dated December 30, 2019
10.3	Guarantee Agreement, by Evolent Health, Inc. and each of the other guarantors in favor of the collateral agent for the benefit of the secured parties, dated December 30, 2019
10.4	Form of Warrant Agreement
104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL

*The Company agrees to furnish supplementally to the SEC a copy of any omitted schedule or exhibit upon request in accordance with Item 601(b)(2) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 31, 2019                    EVOLENT HEALTH, INC.

By:     /s/ Jonathan Weinberg___________

Name:    Jonathan Weinberg
Title:     General Counsel and Secretary
(Duly Authorized Officer)